Exhibit 16
Letter from S.W. Hatfield, C.P.A. Item 304(a)
Effective Date July 26, 2004


S.W. Hatfield, C.P.A.


July 27, 2004

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Safe Alternatives Corporation of America, Inc.
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Gentlemen:

On July 26, 2004, this firm received a draft copy of a Form 8-K to be filed by Safe Alternatives Corporation of America, Inc. (SEC File # 000-21627, CIK # 1025826) (Company) reporting Item 4- Changes in Registrant's Certifying Accountant.

We have no disagreements with the statements made in the Form 8-K, Item 4 disclosures.

Yours Truly,


/s/ S. W. Hatfield, C.P.A.
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S.W. Hatfield, C.P.A.

P.O. Box 820395
Dallas, TX 75382-0395
214-342-9635